Exhibit 3.3
STATE OF DELAWARE
CERTIFICATE OF INCORPROATION
A STOCK CORPORATION

•	First: The name of this Corporation is Enviroclens Inc.
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Second: Its registered office in the State of Delaware is to be located at 1308 Delaware Avenue, in the City of Wilmington, County of New Castle Zip Code 19806. The registered agent in charge thereof is Corporate Creations Network Inc.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of Delaware.
•	Fourth: The amount of the total stock of this corporation is authorized to issue is 50,000,000 shares (number of authorized shares) with a par value of $.001 per share.
•	Fifth: The name and mailing address of the incorporation are as follows”
Name: Corporate Creations International Inc.
Mailing Address: 11380 Prosperity Farms Rd. #221E
      Palm Beach, Florida 33410

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I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 22nd day of January, A.D. 2007.

CORPORATE CREATIONS INTERNATIONAL, INC.

BY:	/s/Yulia Huberdeau
(Incorporator)

NAME:	Yulia Huberdeau
Yulia Huberdeau
Assistant Sectretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is New York.
2.)	The jurisdiction immediately prior to filing this Certificate is New York.
3.)	The date the Non-Delaware Corporation first formed is 9/8/1999.
4.)	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is ENVIROCLENS INC.
5.)	The name of the Corporation as set forth in the Certificate of Incorporations is ENVIROCLENS INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 22nd day of January, A.D. 2007.

By:	/s/ J. Paul Hines
J. Paul Hines
Title: President